Exhibit 99.1

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                                  PRESS RELEASE

                                               For further information contact:
                                               Edward F. Ruttenberg
                                               Phone: (412) 422-2377
                                               Fax:   (412) 422-2378
                                               Release No:  2005-03

(BW) (NY-AMERICAN-LOCKER-GROUP) (NASDAQ:ALGI) AMERICAN LOCKER GROUP INCORPORATED RETAINS STRATEGIC CONSULTING FIRM

BUSINESS EDITOR

JAMESTOWN, NY-(BUSINESS WIRE) March 17, 2005 American Locker Group Incorporated announced that it has retained Compass Advisory Partners, LLC to provide strategic consulting services to the Company with respect to potential restructuring and cost reductions necessitated by the non-renewal of the United States Postal Service (USPS) Cluster Box Unit (CBU) contract. In 2004, purchases of CBUs by the USPS from the Company totaled approximately $25,734,000 or approximately 52% of the Company's total sales in 2004. The Board of Directors of the Company formed a Restructuring Committee to develop recommendations as to possible restructuring alternatives with the assistance of Compass Advisory Partners and to submit recommendations to the full Board.

     The Company previously announced that the USPS has verbally confirmed that it has executed a seven year contract with the successful bidder for exclusive supply of CBUs to the USPS and that the contract also contains four two-year option terms. The solicitation issued by the USPS with respect to the contract provides that the contract may be terminated by either party on 180 days notice and provides for annual price renegotiation at the request of either party. The USPS has extended the Company's current contracts for the supply of aluminum and polycarbonate CBUs to the USPS through May 31, 2005. The contract extension does not obligate the USPS to purchase a fixed or minimum quantity of units.

Safe Harbor Statement under the Private Securities Litigation Reform Act Of 1995

     Except for historical information contained in this press release, the matters discussed herein which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities
     Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations, and intentions are subject to change at any time at the discretion of the Company, (ii) the Company's plans and results of operations will be


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     affected by the Company's ability to manage its growth and inventory, (iii)
     the risk that the Company's contracts with the USPS will not be renewed or quantities purchased thereunder may be decreased, and (iv) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

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